Exhibit 10.3


                                   ASSIGNMENT

THIS ASSIGNMENT is made this 20th day of December, 2001 by MEGAWATT ENERGY CORPORATION, a California corporation, having principal mailing address at 4735 Clairemont Square, Suite 314, San Diego, CA 92117 ("ASSIGNOR" or "MEC") and NEW ENERGY CORPORATION, a Utah corporation ("ASSIGNEE" or "NECO"). ASSIGNOR and ASSIGNEE hereinafter individually "PARTY" or collectively "PARTIES."

                                    RECITALS

WHEREAS, ASSIGNOR has Purchase Orders dated June 9, 2001 (attached hereto as Exhibit A) for Distributive Power Services, LLC ("DPS") in the amount of Thirty Six Million Dollars ($36,000,000) for a group of MEC High Concentration Photovoltaic Electro-Thermal Solar Generators ("SOLAR GENERATORS") comprising a total of four (4) MegaWatts for residential, commercial, industrial Customers of DPS; and,

WHEREAS, ASSIGNOR wishes to assign these Purchase Orders to ASSIGNEE; and,

WHEREAS, ASSIGNEE desires to license certain MEC technology and methods and possesses component parts inventories for the manufacture of Solar Generators by MEC, resources to market and install Solar Generators produced by MEC under a soon to be created License Technology Agreement.

NOW THEREFORE, this ASSIGNMENT is as follows:

                                   ASSIGNMENT

1. ASSIGNOR assigns the above referenced Purchase Orders for DPS to ASSIGNEE under the following terms:
     1.1 ASSIGNEE accepts responsibility to provide and deliver four (4) MegaWatts of various sized Solar Generators under the terms of the Purchase Orders to DPS.
     1.2 ASSIGNEE must pay ASSIGNOR for the delivered Solar Generators under the terms of Technology License Agreement between MEC and NECO to be executed by MEC and NECO.

2.   OBLIGATIONS OF ASSIGNOR
     2.1  ASSIGNOR shall manufacture Solar Generators purchased by ASSIGNEE.
     2.2 ASSIGNOR warranties all materials, labor and performance of the Solar Generators for a period of five (5) years.
     2.3 ASSIGNOR agrees to provide technical and engineering support to ASSIGNEE as required.

3.   OBLIGATIONS OF ASSIGNEE
     3.1 ASSIGNEE is responsible payment, installation, maintenance and Warranty for the aforesaid Solar Generators.
     3.2 ASSIGNEE shall maintain the same price to DPS as stated in the Purchase Order and agrees to honor all MEC warranty obligations to DPS.

4. Termination of this ASSIGNMENT, for any cause whatsoever, shall in no manner interfere with, affect or prevent the collection by ASSIGNOR of any and all sums of money due to it under this ASSIGNMENT prior to or after the Solar Generators are installed.

5.   DISPUTES
     There are many documents needed to carry out the objectives of the PARTIES as described herein and the PARTIES will negotiate in good faith to resolve any differences of opinion in order to carry out the express intent of this

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     relationship.  In the unlikely event that the PARTIES are not able (through good-faith negotiation and mediation) to resolve any differences of opinion or dispute, the following shall occur:
     5.1 Any Dispute, controversy or claim arising under, out of or relating to this ASSIGNMENT (and subsequent amendments thereof) and its valid conclusion, binding effect, interpretation, performance, breach or termination, including tort claims (hereinafter referred to as "the Dispute") shall be submitted to Mediation in accordance with the Rules of the American Arbitration Association in force at the time of initiating the mediation procedure.
     5.2 If the Dispute has not been settled pursuant to the Mediation procedure within 60 days of the initiation of the Mediation, or if either Party will not participate in the Mediation, the Dispute shall be referred to and finally determined by arbitration in accordance with the Rules of Arbitration of the International Chamber of Commerce in force when initiating the arbitral procedure.
     5.3 The arbitral tribunal shall consist of a sole arbitrator. The place of arbitration shall be San Diego, USA. The language to be used in the arbitral proceedings shall be English. All disputes, controversies or claims referred to arbitration including those on any statute of limitations, set-off claims, tort claims and interest claims shall be governed by the substantive law of California, U.S.A.

6.   INDEMNIFICATION
     6.1 ASSIGNOR agrees to indemnify and hold ASSIGNEE harmless from and against any and all liability, damage, expense, claims, or judgments, including reasonable attorneys' fees, resulting from fiscal loss or damages resulting from Intellectual Property infringement issues wherein ASSIGNEE is named as a defendant from third party law suits arising out of the development, commercialization, use and exploitation of the HCPV Solar Generator technology.
     6.2 The PARTIES shall mutually hold each harmless against any losses, claims, damages, fines, expenses or liabilities, joint or several, including amounts paid in settlement to which either PARTY may become subject, insofar as such losses, claims, damages, fines, expenses, or liabilities (or actions in respect thereof) arise out of, or are based upon any act or failure to act by either PARTY and, directly or indirectly, relate to the services of either PARTY or its director, officer, employee, agent or consultant or of any other corporation, partnership, joint venture, trust or other enterprise which, as the representative of either PARTY, served as such, serves or will serve at the request of either PARTY.
     6.3 The indemnification provided by this ASSIGNMENT shall cover any indemnified party who is or was a party or is threatened to be made a party to any threatened, pending or contemplated action or investigation, including to the extent permitted by applicable law an action by or in the right of Indemnified Party, either PARTY or any of its subsidiaries, (the "Companies"), and shall apply to the extent permitted by applicable law despite any judgment, order, settlement, conviction or plea of nolo contendere or its equivalent and despite any adjudication of liability, negligence, misconduct or unlawful conduct, if the Indemnified Party acted in good faith with respect to the PARTIES and in a manner which the Indemnified Party reasonably believed to be in or not opposed to the best interest of the PARTIES.
     6.4 Indemnification payments under this ASSIGNMENT shall be made by either PARTY promptly as any legal or other expenses are incurred by an Indemnified Party and, except to the extent required by applicable law, no further authorization or approval by the Board of Directors or shareholders of either PARTY or by any court shall be required for such payment.
     6.5 Following receipt by any Indemnified Party of notice of the commencement of any legal action, the Indemnified Party will notify the other PARTY of the commencement thereof and the other PARTY shall be entitled to participate therein to the extent that it may desire,

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          with counsel satisfactory to the Indemnified Party; provided, however, that failure to give notice as provided by this paragraph shall not constitute a waiver of any rights under this ASSIGNMENT. Whether or not either PARTY has counsel in any such legal action, any Indemnified Party shall be entitled to select his own counsel and to be reimbursed for legal expenses as provided herein.
     6.6 The indemnification provided by this ASSIGNMENT shall not be deemed exclusive of any other rights to which any Indemnified Party may be entitled under charter or by-law provisions, ASSIGNMENT, vote of
          directors  or   shareholders   or  otherwise.   The   termination   or
          modification of this ASSIGNMENT and the termination of services of the Indemnified Party to the other party and its subsidiaries hereunder shall not affect the indemnification rights of the Indemnified Party for any act or failure to act occurring prior to such termination or modification, without regard to whether legal action was instituted or threatened after termination.

7.   INSOLVENCY OR MERGER
     In the event of a bankruptcy, insolvency, change of control or if either PARTY or its assigns shall at any time be merged or consolidated into or with any other company or corporation, or if substantially all of the assets or control of either PARTY are at any time sold or transferred to any other company or corporation, the provisions of this ASSIGNMENT shall be binding upon and inure to the benefit of the company or corporation resulting from such merger, sale, transfer or consolidation and these provisions shall apply in the event of any subsequent merger, transfer, sale or consolidation.

8.   FORCE MAJEURE
     Neither PARTY shall be deemed to be in default if performance of the obligations required by this ASSIGNMENT is delayed or becomes impossible because of any act of God, war, earthquake, fire, strike, sickness, accident, civil commotion, epidemic, act of government, its agencies or officers, or any other legitimate cause beyond the control of ASSIGNEE or ASSIGNOR. Upon occurrences of any such event, or if the PARTIES fail to perform any or all of the conditions or covenants of this ASSIGNMENT because of circumstances beyond the control of the PARTIES and not induced or brought about by the unreasonable acts of the PARTIES, then the PARTIES, in addition to any other rights and remedies they may have, may elect, by giving notice to one another, to extend the term of this ASSIGNMENT for a period equivalent to all or any part of the period that any such conditions shall prevail or that the PARTIES shall be in default. In the event of any such extension, specific dates, periods and time requirements referred to herein shall be postponed or extended accordingly.

9.   ASSIGNABILITY
     9.1 This ASSIGNMENT shall not be assignable by ASSIGNEE except with prior written consent of ASSIGNOR provided ASSIGNOR consents to a transfer to any company owned by ASSIGNEE. Any attempt to assign shall be void and, if completed, cause automatic termination of this ASSIGNMENT.
     9.2 In the event ASSIGNEE wishes to sell any of its rights, ASSIGNOR shall have a right of first refusal.

10.  RIGHTS OF HEIRS
     The rights and benefits of both PARTIES under this ASSIGNMENT are personal to them, including persons having an interest therein, and except for the foregoing, no such right or benefit shall be subject to voluntary or involuntary alienation, assignment or transfer.

11.  NOTICES
     Any notices or other communication related to this ASSIGNMENT shall be deemed sufficiently given if sent by facsimile transmission or Email followed by courier to the PARTY at its address set forth at the beginning of this ASSIGNMENT; provided however, that either PARTY may change the address to which any such notice or communication is to be sent or delivered by giving the other PARTY written notice of such change.

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12.  FUTURE ASSIGNMENTS AND MODIFICATIONS TO THIS ASSIGNMENT
     12.1 The PARTIES understand that a more definitive ASSIGNMENT may be created by the PARTIES to fulfill the scope and intent of this ASSIGNMENT.
     12.2 This ASSIGNMENT embodies all of the understanding and obligations between the PARTIES with respect to the subject matter hereof. No amendment or modification of this ASSIGNMENT shall be valid or binding upon the PARTIES unless made in writing, signed on behalf of each of the PARTIES by their respective proper officers thereunto duly authorized.

13.  PROVISIONS
     In the event that one or more of the provisions contained herein shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, it being the intention of the PARTIES hereto that indemnification be provided to the Indemnified Party to the fullest extent allowable under applicable law.

IN WITNESS WHEREOF, the duly authorized representatives of the PARTIES have executed this ASSIGNMENT as of the date first above written in the City of San Diego, County of San Diego, State of California.

MEGAWATT ENERGY CORPORATION             NEW ENERGY CORPORATION
(ASSIGNOR)                              (ASSIGNEE)

_________________________________       _________________________________
By: Frank Dostalek, President           By: John McDonald, President

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